RP FINANCIAL, LC.
Financial Services Industry Consultants


                                                                  March 19, 1998


Board of Directors
PSB Mutual Holding Company
Pennsylvania Savings bank
1835 Market Street
Philadelphia, Pennsylvania  19103

Gentlemen:

     We hereby consent to the use of our firm's name in the Application for Conversion of PSB Mutual Holding Company, the mutual holding company for Pennsylvania Savings Bank, Philadelphia, Pennsylvania and any amendments thereto, in the Form 18(c) and any amendments thereto, in the Form S-1 Registration Statement and any amendments thereto and in the Form FRY-1 for PSB Bancorp, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report, including any updated appraisal reports, in such filings including the Prospectus of PSB Bancorp, Inc.

                                                     Sincerely,

                                                     RP FINANCIAL, L.C.

                                                     /s/ James J. Oren
                                                     ---------------------------
                                                     James J. Oren
                                                     Senior Vice President

Washington Headquarters
Rosslyn Center
1700 North Moore Street, Suite 2210
Arlington, VA  22209
                                                       Telephone: (703) 528-1700
                                                       Fax No:    (703) 528-1788